Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
JULY 27, 2022	CONTACT SHAREHOLDER SERVICES
(219) 853-7575

FINWARD BANCORP

ANNOUNCES EARNINGS FOR THE THREE AND SIX MONTHS ENDED

JUNE 30, 2022

Munster, Indiana - Finward Bancorp (Nasdaq: FNWD) (“Finward” or the “Bancorp”), the holding company for Peoples Bank (the “Bank”), today announced that net income available to common stockholders was $6.6 million, or $1.58 per diluted share, for the six months ended June 30, 2022, as compared to $8.1 million, or $2.33 per share, for the corresponding prior year period. For the three months ended June 30, 2022, the Bancorp’s net income totaled $4.4 million, or $1.03 per diluted share, as compared to $3.6 million, or $1.03 per share, for the three months ending June 30, 2021. Selected performance metrics are as follows for the periods presented:

Performance Ratios	Three months ended,					Six months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Return on equity	12.45%	5.01%	8.56%	8.90%	9.17%	8.40%	10.54%
Return on assets	0.85%	0.44%	0.83%	0.87%	0.90%	0.65%	1.04%
Net interest margin - tax equivalent	3.78%	3.63%	3.58%	3.46%	3.42%	3.70%	3.51%
Noninterest income / average assets	0.56%	0.64%	0.95%	1.02%	0.92%	0.60%	1.02%
Noninterest expense / average assets	2.91%	3.33%	3.18%	3.04%	2.76%	3.11%	2.75%
Efficiency ratio	75.15%	87.10%	78.28%	75.87%	70.79%	80.89%	67.38%

Core net income for the six months ended June 30, 2022, amounted to $8.0 million, or $1.92 per diluted share, compared to $7.5 million, or $2.15 per diluted share for the six months ended June 30, 2021. Core net income for the three months ended June 30, 2022, amounted to $3.9 million, or $0.91 per diluted share, compared to $3.3 million, or $0.95 per diluted share for the three months ended June 30, 2021. Core net income is a non-GAAP measure. For the periods presented, the core net income measure excludes merger related expenses, net (gain) loss on securities, core deposit accretion, certificate of deposit purchase premium amortization, purchase discount amortization, and related tax benefit/(cost). Selected non-GAAP performance metrics are as follows for the periods presented:

Non-GAAP Performance Ratios	Three months ended,					Six Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Core return on equity	13.78%	11.32%	7.83%	8.46%	9.42%	12.43%	10.75%
Core return on assets	0.75%	0.83%	0.71%	0.75%	0.83%	0.79%	0.95%
Core noninterest expense / average assets	2.83%	2.67%	3.12%	2.98%	2.70%	2.76%	2.68%
Core efficiency ratio	77.12%	72.87%	81.01%	78.48%	71.82%	75.06%	68.65%

Refer to “Disclosure Regarding Non-GAAP Measures” and the “Reconciliation of the Non-GAAP Performance Ratios” table below for additional information regarding our non-GAAP measures and impact per period by operation.

Highlights of the year-to-date period include:

●

Core net income benefiting from acquisition and internal growth: GAAP net income for the six months ended June 30, 2022, decreased $1.5 million compared to the six months ended June 30, 2021. However, core net income for the six months ended June 30, 2022, increased by $533 thousand, as compared to the six months ended June 30, 2021, primarily relating to the increase in interest-earning assets acquired from the acquisition of Royal Financial, Inc. (“Royal”), organic loan growth, and the continued ability to manage the net interest margin.

●

Net interest margin improved: The net interest margin for the six months ended June 30, 2022, was 3.50%, compared to 3.31% for the six months ended June 30, 2021. The tax-adjusted net interest margin (a non-GAAP measure) for the six months ended June 30, 2022, was 3.70%, compared to 3.51% for the six months ended June 30, 2021. The increased net interest margin and tax-adjusted margin is primarily related to increased loan balances from acquired and internally generated growth and reducing investment in the securities portfolio to fund increased loan demand. Internally generated loan growth (separate from the acquisition) totaled $57.2 million or 5.9%. Leading the internally generated loan growth was commercial real estate loans of $60.3 million or 12.6%. Additionally, interest expense continued to decrease during the quarter due to the Bancorp’s ability to manage the mix of deposits to fund the balance sheet with additional core deposits, while reducing reliance on certificates of deposits, and tax benefits from the investment in municipal securities. See Table 1 at the end of this press release for a reconciliation of the tax-adjusted net interest margin to the GAAP net interest margin.

●

Unrealized losses on the securities portfolio: Accumulated other comprehensive losses increased to $57.8 million during the quarter. However, during the quarter, securities portfolio cashflows from sales and regular amortization of the portfolio of $50 million were used to fund internally generated loan growth. The yield on the securities portfolio improved on a year-to-date basis to 2.12% at June 30, 2022, up from 1.99% at June 30, 2021. The securities portfolio also generated gains of $638 thousand from the sale of securities for the six months ended June 30, 2022. The effective duration of the securities portfolio was 6.8 years on June 30, 2022. Management continues to actively monitor the securities portfolio and does not currently anticipate the need to realize losses from the securities portfolio, and it is unlikely the Bancorp will be required to sell the investments before recovery of their amortized cost bases, which may be at maturity.

●

Gain on sale of loans: Increases in mortgage rates have dampened demand and slowed the sale of fixed rate mortgage loans into the secondary market. As a result, gains from the sale of loans for the six-months ended June 30, 2022, totaled $898 thousand, down from $3.2 million for the six-months ended June 30, 2021. During the six months ended June 30, 2022, the Bancorp originated $29.2 million in new fixed rate mortgage loans for sale, compared to $85.9 million during the six months ended June 30, 2021. During the six months ended June 30, 2022, the Bancorp originated $50.0 million in new mortgage loans retained in its portfolio, compared to $33.7 million during the six months ended June 30, 2021.

●

Building a digital-forward foundation: Primary focus remains on enhancing the customer experience and managing risk through our digital platforms. The Bank is planning enhancements to customer acquisition, onboarding, and servicing platforms to enhance customer experience and drive efficiency in these areas.

●

Optimizing the banking center footprint: Following the previous year’s successful closure of one banking center and the donation and leaseback of another, progress during the quarter continued towards the closure of two additional banking centers which closed on July 1st. The remaining 29 locations are being analyzed for footprint optimization opportunities, with additional locations showing the potential for reducing operating overhead. These efforts are reducing fixed costs, and allowing for redeployment of a portion of occupancy expenses into building a digital-forward foundation to meet customer expectations will continue Finward’s digital-first future.

●

Asset Quality: At June 30, 2022, the allowance for loan losses totaled $13.4 million and is considered adequate by management. For the six months ended June 30, 2022, recoveries, net of charge-offs, totaled $63 thousand. On a non-GAAP basis, the allowance for loan losses as a percentage of total loans was 1.45% at June 30, 2022, and the allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 212.7% at June 30, 2022. See Table 1 at the end of this press release for a reconciliation of the adjusted allowance for loan losses to total loans and coverage ratio to the related GAAP ratios.

●

Capital Adequacy: As of June 30, 2022, the Bancorp’s tier 1 leverage capital to adjusted average assets ratio totaled 7.8%, and under all regulatory capital requirements, continues to be considered well capitalized. Tangible book value per share decreased to $25.24 at June 30, 2022, from $30.01 as of March 31, 2022 (a non-GAAP measure). The decrease is due to continued accumulated other comprehensive losses on the security portfolio as noted above. Excluding accumulated other comprehensive losses, tangible book value per share increased to $38.69 as of June 30, 2022, from $37.80 as of March 31, 2022 (a non-GAAP measure). Tangible capital represented 5.2% of tangible assets at June 30, 2022 (a non-GAAP measure). Tangible capital, excluding accumulated other comprehensive losses, was 8.0% at June 30, 2022 (a non-GAAP measure). See Table 1 at the end of this press release for a reconciliation of the tangible book value per share, tangible book value per share adjusted for accumulated other losses, tangible capital as a percentage of tangible assets, and tangible capital as a percentage of tangible assets adjusted for accumulated other comprehensive losses to the related GAAP ratios.

“Despite the rapidly changing economic environment, we improved our core net income and net interest margin during the second quarter and made significant progress in rebalancing our earning assets. Changes in consumer demands for fixed rate mortgages has slowed our ability to generate gains from the sales of loans; however, we continue to grow our residential real estate loan portfolio. Cashflows from our securities portfolio, along with securities sales in a volatile market and growth in core deposits, have supported strong commercial loan growth with commercial real estate loans increasing by 12.6% year-to-date. We are actively managing our expense base to achieve greater economies of scale, and continue to perform at levels that generate capital and allow for the ongoing investments in the digital transformation process for Peoples Bank and Finward Bancorp,” said Benjamin Bochnowski, president and chief executive officer.

Net Interest Income

Year-to-Date
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	June 30, 2022			June 30, 2021
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS		`
Interest bearing deposits in other financial institutions	$24,032	$53	0.44	$54,195	$21	0.08
Federal funds sold	4,683	2	0.09	1,040	-	-
Certificates of deposit in other financial institutions	1,674	6	0.72	1,535	15	1.95
Securities available-for-sale	474,016	5,024	2.12	408,753	4,065	1.99
Loans receivable*	1,366,900	28,507	4.17	976,059	21,021	4.31
Federal Home Loan Bank stock	3,530	42	2.38	3,681	40	2.17
Total interest earning assets	1,874,835	$33,634	3.59	1,445,263	$25,162	3.48
Cash and non-interest bearing deposits in other financial institutions	20,821			35,055
Allowance for loan losses	(13,383)			(12,960)
Other noninterest bearing assets	138,343			97,967
Total assets	$2,020,616			$1,565,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Total deposits	$1,813,254	$726	0.08	$1,375,429	$1,200	0.17
Repurchase agreements	21,013	42	0.40	15,674	22	0.28
Borrowed funds	7,982	33	0.83	1,903	22	2.31
Total interest bearing liabilities	1,842,249	$801	0.09	1,393,006	$1,244	0.18
Other noninterest bearing liabilities	22,029			18,295
Total liabilities	1,864,278			1,411,301
Total stockholders' equity	156,338			154,024
Total liabilities and stockholders' equity	$2,020,616			$1,565,325

Net interest income was $32.8 million for the six months ended June 30, 2022, an increase of $8.9 million (37.3%), compared to $23.9 million for the six months ended June 30, 2021. The Bancorp’s net interest margin on a tax-adjusted basis was 3.70% for the six months ended June 30, 2022, compared to 3.51% for the six months ended June 30, 2021.

Quarter-to-Date
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	June 30, 2022			June 30, 2021
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS
Interest bearing deposits in other financial institutions	$25,679	$45	0.70	$57,543	$9	0.06
Federal funds sold	1,388	2	0.58	1,288	-	-
Certificates of deposit in other financial institutions	1,625	3	0.74	1,473	7	1.90
Securities available-for-sale	438,309	2,449	2.23	433,355	2,124	1.96
Loans receivable	1,457,625	15,221	4.18	976,520	10,275	4.21
Federal Home Loan Bank stock	3,038	20	2.63	3,446	20	2.32
Total interest earning assets	1,927,664	$17,740	3.68	1,473,625	$12,435	3.38
Cash and non-interest bearing deposits in other financial institutions	21,435			36,377
Allowance for loan losses	(13,399)			(13,255)
Other noninterest bearing assets	149,339			97,863
Total assets	$2,085,039			$1,594,610

LIABILITIES AND STOCKHOLDERS' EQUITY
Total deposits	$1,884,712	$389	0.08	$1,402,398	$549	0.16
Repurchase agreements	22,618	26	0.46	16,855	12	0.28
Borrowed funds	9,851	27	1.10	1,720	2	0.47
Total interest bearing liabilities	1,917,181	$442	0.09	1,420,973	$563	0.16
Other noninterest bearing liabilities	25,443			17,787
Total liabilities	1,942,624			1,438,760
Total stockholders' equity	142,415			155,850
Total liabilities and stockholders' equity	$2,085,039			$1,594,610

Net interest income was $17.3 million for the quarter ended June 30, 2022, an increase of $5.4 million (45.7%), compared to $11.9 million for the quarter ended June 30, 2021. The Bancorp’s net interest margin was 3.59% for the quarter ended June 30, 2022, compared to 3.22% for the quarter ended June 30, 2021. The Bancorp’s net interest margin on a tax-adjusted basis was 3.78% for the quarter ended June 30, 2022, compared to 3.42% for the quarter ended June 30, 2021. The increased net interest income and net interest margin for the three and the six months was primarily the result of the increased earnings assets acquired through the Royal acquisition, the ability to reallocate securities cashflows into organic loan growth, and maintaining lower interest expense.

Noninterest Income

(Dollars in thousands)	Six Months Ended June 30,		6/30/2022 vs. 6/30/2021
(unaudited)	2022	2021	$ Change	% Change
Noninterest income:
Fees and service charges	$2,864	$2,537	$327	12.9%
Wealth management operations	1,183	1,183	0	0.0%
Gain on sale of loans held-for-sale, net	898	3,165	(2,267)	-71.6%
Gain on sale of securities, net	639	686	(47)	-6.9%
Increase in cash value of bank owned life insurance	445	357	88	24.6%
Gain (loss) on sale of foreclosed real estate	-	27	(27)	-100.0%
Other	11	38	(27)	-71.1%

Total noninterest income	$6,040	$7,993	$(1,953)	-24.4%

(Dollars in thousands)	Three Months Ended June 30,		6/30/2022 vs. 6/30/2021
(unaudited)	2022	2021	$ Change	% Change
Noninterest income:
Fees and service charges	$1,560	$1,471	$89	6.1%
Wealth management operations	588	576	12	2.1%
Gain on sale of loans held-for-sale, net	291	1,116	(825)	-73.9%
Gain on sale of securities, net	258	269	(11)	-4.1%
Increase in cash value of bank owned life insurance	193	188	5	2.7%
Gain (loss) on sale of foreclosed real estate	-	36	(36)	-100.0%
Other	6	24	(18)	-75.0%

Total noninterest income	$2,896	$3,680	$(784)	-21.3%

The decrease in gain on sale of loans is the result of significant refinance activity which started in 2020 and continued into 2021 due to the economic and low-rate environment, which resulted in more loans originated and sold. We expect demand for fixed rate mortgage loans held-for-sale in the secondary market to be lower as borrowing rates on loans increase. The increase in fees and service charges is primarily the result of the acquisition of Royal and the resultant increase in our customer base.

Noninterest Expense

(Dollars in thousands)	Six Months Ended June 30,		6/30/2022 vs. 6/30/2021
(unaudited)	2022	2021	$ Change	% Change
Noninterest expense:
Compensation and benefits	$14,905	$11,582	$3,323	28.7%
Data processing	4,300	1,125	3,175	282.2%
Occupancy and equipment	3,229	2,696	533	19.8%
Marketing	1,036	394	642	162.9%
Federal deposit insurance premiums	599	384	215	56.0%
Other	7,376	5,322	2,054	38.6%

Total noninterest expense	$31,445	$21,503	$9,942	46.2%

(Dollars in thousands)	Three Months Ended June 30,		6/30/2022 vs. 6/30/2021
(unaudited)	2022	2021	$ Change	% Change
Noninterest expense:
Compensation and benefits	$7,538	$5,897	$1,641	27.8%
Data processing	1,246	1,324	(78)	-5.9%
Occupancy and equipment	1,729	597	1,132	189.6%
Marketing	385	195	190	97.4%
Federal deposit insurance premiums	380	204	176	86.3%
Other	3,898	2,793	1,105	39.6%

Total noninterest expense	$15,176	$11,010	$4,166	37.8%

The increase in compensation and benefits is primarily the result of the Royal acquisition, management’s continued focus on talent management, and wage inflation. The increase in occupancy and equipment expense is primarily related to the Royal acquisition and higher operating costs. Marketing expenses have increased to enhance brand recognition in new markets and gain more wallet share. The increase in federal deposit insurance premiums is primarily the result of growth of the bank’s average assets. The increase in data processing expense for the six-month period ending June 30, 2022 is primarily the result of data conversion expenses related to the acquisition of Royal, increased system utilization due to growth of the Bank, and continued investment in technological advancements such as Salesforce and nCino. The increase in other operating expenses is primarily the result of one-time expenses related to the acquisition of Royal, continued investments in strategic initiatives focusing on growth of the organization, and inflationary pressures.

Income Tax Expense

The provision for income taxes was $862 thousand for the six months ended June 30, 2022, as compared to $1.1 million for the six months ended June 30, 2021. The effective tax rate was 11.6% for the six months ended June 30, 2022, as compared to 12.3% for the quarter ended June 30, 2021. The Bancorp’s lower current period effective tax rate is a result of a greater increase in tax preferred income relative to earnings. The provision for income taxes was $587 thousand for the three months ended June 30, 2022, as compared to $395 thousand for the three months ended June 30, 2021. The effective tax rate was 11.7% for the three months ended June 30, 2022, as compared to 10.0% for the three months ended June 30, 2021. The Bancorp’s higher current quarter effective tax rate is a result of higher earnings relative to tax preferred income.

Lending

The Bancorp’s loan portfolio totaled $1.5 billion on June 30, 2022, compared to $966.7 million on December 31, 2021, an increase of $507.7 million or 52.5%. The increase is primarily the result of the Royal acquisition, as well as organic loan portfolio growth. During the first six months of 2022 the Bancorp originated $196.9 million in new commercial loans, compared to $178.1 million during the six months ended June 30, 2021. During the six months ended June 30, 2022, the Bancorp originated $29.2 million in new fixed rate mortgage loans for sale, compared to $85.9 million during the six months ended June 30, 2021. During the six months ended June 30, 2022, the Bancorp originated $50.0 million in new mortgage loans retained in its portfolio, compared to $33.7 million during the six months ended June 30, 2021. The loan portfolio represents 76.0% of earning assets and is comprised of 63.1% commercial related credits.

Asset Quality

At June 30, 2022, non-performing loans totaled $10.0 million, compared to $7.3 million at December 31, 2021, an increase of $2.8 million or 38.0%. The Bancorp’s ratio of non-performing loans to total loans was 0.68% at June 30, 2022, compared to 0.76% at December 31, 2021. The Bancorp’s ratio of non-performing assets to total assets was 0.53% at June 30, 2022, compared to 0.51% at December 31, 2021.

For the six months ended June 30, 2022, no provisions to the ALL were required, compared to $1.2 million for the six months ended June 30, 2021, a decrease of $1.2 million. For the three months ended June 30, 2022, no provisions to the ALL were required, compared to $576 thousand for the three months ended June 30, 2021, a decrease of $576 thousand. For the six months ended June 30, 2022, recoveries, net of charge-offs, totaled $63 thousand. For the three months ended June 30, 2022, recoveries, net of charge-offs, totaled $19 thousand. At June 30, 2022, the allowance for loan losses totaled $13.4 million and is considered adequate by management. The allowance for loan losses as a percentage of total loans was 0.91% at June 30, 2022, compared to 1.38% at December 31, 2021. The allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 133.8% at June 30, 2022, compared to 183.8% at December 31, 2021.

Management also considers reserves that are not part of the ALL that have been established from acquisition activity. The Bancorp acquired loans for which there was evidence of credit quality deterioration since origination and it was determined that it was probable that the Bancorp would be unable to collect all contractually required principal and interest payments. Additionally, the Bancorp has acquired loans where there was no evidence of credit quality deterioration since origination and has marked these loans to their fair values. When these additional reserves are included on a non-GAAP basis, the allowance for loan losses as a percentage of total loans was 1.45% at June 30, 2022, and the allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 212.7% at June 30, 2022. See Table 1 below for a reconciliation of these non-GAAP figures to the Bancorp’s GAAP figures.

Investing

The Bancorp’s securities portfolio totaled $400.5 million at June 30, 2022, compared to $526.9 million at December 31, 2021, a decrease of $126.4 million or 24.0%. The decrease is attributable to increased unrealized losses within the portfolio and the use of cashflows from the securities portfolio to fund loan growth. The securities portfolio represents 20.6% of earning assets and provides a consistent source of liquidity and earnings to the Bancorp. Cash and cash equivalents totaled $79.3 million on June 30, 2022, compared to $33.2 million on December 31, 2021, an increase of $46.1 million or 139.0%. The increase in cash and cash equivalents is primarily the result of the timing of investments in interest earnings assets relative to the inflow and outflow of deposits and repurchase agreements.

Funding

On June 30, 2022, core deposits totaled $1.5 billion, compared to $1.2 billion on December 31, 2021, an increase of $323.8 million or 27.1%. The increase is the result of the Royal acquisition, as well as the Bancorp’s efforts to maintain and grow core deposits. Core deposits include checking, savings, and money market accounts and represented 79.2% of the Bancorp’s total deposits at June 30, 2022. During the first six months of 2022, balances for checking, savings, and money market accounts increased. The increase in these core deposits is a result of the Royal acquisition, as well as management’s sales efforts along with customer preferences for competitively priced short-term liquid investments. On June 30, 2022, balances for certificates of deposit totaled $398.4 million, compared to $239.2 million on December 31, 2021, an increase of $159.2 million or 66.5%. The increase related to certificate of deposits is related to the Royal acquisition, which added $195.2 million of certificates at the time of acquisition. In addition, on June 30, 2022, borrowings and repurchase agreements totaled $24.5 million, compared to $14.6 million at December 31, 2021, an increase of $10.0 million or 68.3%. The increase in short-term borrowings was the result of cyclical inflows and outflows of interest-earning assets and interest-bearing liabilities.

Capital Adequacy

At June 30, 2022, shareholders’ equity stood at $136.7 million, a decrease of $20.0 million, or 12.7% from December 31, 2021. This decrease is the result of net unrealized losses in the securities portfolio which resulted in an accumulated comprehensive loss of $57.8 million at June 30, 2022. The Bank’s regulatory capital ratios at June 30, 2022, were 11.4% for total capital to risk-weighted assets, 10.5% for both common equity tier 1 capital to risk-weighted assets and tier 1 capital to risk-weighted assets, and 7.8% for tier 1 leverage capital to adjusted average assets. Under all regulatory capital requirements, the Bank is considered well capitalized. Tangible capital represented 5.2% of tangible assets at June 30, 2022.The tangible book value of the Bancorp’s stock stood at $25.24 per share at June 30, 2022, compared to $40.91 at December 31, 2021, a decrease of $15.67 or 38.3%. This is primarily the result of increased net unrealized loss on securities available-for-sale, net of reclassification and tax effects. Management continues to actively monitor the securities portfolio and does not currently anticipate the need to realize losses from the securities portfolio that would result in reductions to retained earnings.

Disclosures Regarding Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. In this press release the Bancorp also is providing certain financial measures that are identified as non-GAAP. The Bancorp’s management believes that the non-GAAP information, which consists of core net income, core diluted earnings per share, core return on equity, core return on assets, core pre-provision net revenue, core pre-provision net revenue/average assets, tangible assets (excluding PPP), tangible common equity, tangible common equity/tangible assets (excluding PPP), average tangible common equity, core yield on loans, core noninterest expense, core noninterest expense/average assets, core efficiency ratio, core earnings, adjusted allowance for loan loss to total loans, adjusted allowance for loan loss to nonperforming loans, adjusted allowance for loan loss to total loans (excluding PPP), core revenue, adjusted net interest margin, and reported net income excluding non-core operations, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to Table 1 – Reconciliation of Non-GAAP Financial Measures at the end of this document for a reconciliation of the non-GAAP measures identified herein and their most comparable GAAP measures.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 29 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is quoted on the NASDAQ Stock Market, LLC under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: difficulties and delays in integrating Finward’s and Royal’s businesses or fully realizing cost savings and other benefits; business disruption following the merger; any continuing risks and uncertainties for our business, results of operations, and financial condition relating to the COVID-19 pandemic; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; further deterioration in the market value of securities held in the Bancorp’s investment securities portfolio, whether as a result of macroeconomic factors or otherwise; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Finward’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning matters attributable to Finward or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Finward does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Finward Bancorp
Quarterly Financial Report

Performance Ratios	Three months ended,					Six months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Return on equity	12.45%	5.01%	8.56%	8.90%	9.17%	8.40%	10.54%
Return on assets	0.85%	0.44%	0.83%	0.87%	0.90%	0.65%	1.04%
Yield on loans	4.18%	4.17%	4.28%	4.28%	4.21%	4.17%	4.31%
Yield on security investments	2.23%	2.02%	1.94%	1.94%	1.96%	2.12%	1.99%
Total yield on earning assets	3.68%	3.49%	3.42%	3.36%	3.38%	3.59%	3.48%
Cost of deposits	0.08%	0.08%	0.10%	0.13%	0.16%	0.08%	0.17%
Cost of repurchase agreements	0.46%	0.33%	0.26%	0.25%	0.28%	0.40%	0.28%
Cost of borrowed funds	1.10%	0.39%	0.47%	9.76%	0.47%	0.83%	2.31%
Total cost of funds	0.09%	0.08%	0.10%	0.13%	0.16%	0.09%	0.18%
Net interest margin - tax equivalent	3.78%	3.63%	3.58%	3.46%	3.42%	3.70%	3.51%
Noninterest income / average assets	0.56%	0.64%	0.95%	1.02%	0.92%	0.60%	1.02%
Noninterest expense / average assets	2.91%	3.33%	3.18%	3.04%	2.76%	3.11%	2.75%
Net noninterest margin / average assets	-2.36%	-2.68%	-2.23%	-2.02%	-1.84%	-2.51%	-1.73%
Efficiency ratio	75.15%	87.10%	78.28%	75.87%	70.79%	80.89%	67.38%
Effective tax rate	11.70%	11.41%	0.18%	7.04%	9.96%	11.60%	12.32%

Non-performing assets to total assets	0.53%	0.47%	0.51%	0.91%	0.85%	0.53%	0.85%
Non-performing loans to total loans	0.68%	0.62%	0.76%	1.42%	1.27%	0.68%	1.27%
Allowance for loan losses to non-performing loans	133.78%	150.28%	183.76%	101.71%	111.13%	133.78%	111.13%
Allowance for loan losses to loans outstanding	0.91%	0.93%	1.38%	1.44%	1.42%	0.91%	1.42%
Foreclosed real estate to total assets	0.00%	0.00%	0.00%	0.01%	0.02%	0.00%	0.02%

Basic earnings per share	$1.04	$0.53	$0.95	$1.02	$1.03	$1.60	$2.33
Diluted earnings per share	$1.03	$0.53	$0.95	$1.02	$1.03	$1.58	$2.33
Net worth / total assets	6.50%	7.51%	9.66%	9.48%	9.70%	6.50%	9.70%
Book value per share	$31.80	$36.71	$45.00	$43.85	$44.71	$31.80	$44.71
Tangible book value per share	$25.24	$30.01	$40.91	$39.69	$40.48	$25.24	$40.48
Closing stock price	$37.49	$46.21	$45.88	$41.05	$44.14	$37.49	$44.14
Price per earnings per share	$8.97	$21.76	$12.07	$10.06	$10.71	$11.73	$9.47
Dividend declared per common share	$0.31	$0.31	$0.31	$0.31	$0.31	$0.62	$0.62

Non-GAAP Performance Ratios	Three months ended,					Six Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Core return on equity	13.78%	11.32%	7.83%	8.46%	9.42%	12.43%	10.75%
Core return on assets	0.75%	0.83%	0.71%	0.75%	0.83%	0.79%	0.95%
Core noninterest expense / average assets	2.83%	2.67%	3.12%	2.98%	2.70%	2.76%	2.68%
Core efficiency ratio	77.12%	72.87%	81.01%	78.48%	71.82%	75.06%	68.65%

Finward Bancorp
Quarterly Financial Report

Balance Sheet Data
(Dollars in thousands)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Total assets	$2,101,485	$2,097,845	$1,620,743	$1,609,924	$1,603,513
Cash & cash equivalents	79,302	54,501	33,176	31,765	68,625
Certificates of deposit in other financial institutions	1,482	1,731	1,709	977	1,471
Securities - available for sale	400,466	464,320	526,889	531,010	473,927

Loans receivable:
Commercial real estate	$420,735	$408,375	$317,145	$309,905	$315,087
Residential real estate	459,151	444,753	260,134	268,798	268,649
Commercial business	103,649	112,396	115,772	125,922	149,414
Construction and land development	153,422	150,810	123,822	110,289	104,154
Multifamily	248,495	234,267	61,194	56,869	53,639
Home equity	35,672	34,284	34,612	35,652	36,684
Manufactured homes	37,693	38,636	37,887	32,857	26,453
Government	8,081	8,176	8,991	9,841	8,462
Consumer	1,673	924	582	650	544
Farmland	-	-	-	205	309
Total loans	$1,468,571	$1,432,621	$960,139	$950,988	$963,395

Deposits:
Core deposits:
Noninterest bearing checking	$370,567	$380,515	$295,294	$287,376	$275,819
Interest bearing checking	384,689	350,825	333,744	315,575	307,148
Savings	436,203	425,634	293,976	284,681	277,944
Money market	327,360	307,850	271,970	254,671	253,427
Total core deposits	1,518,819	1,464,824	1,194,984	1,142,303	1,114,338
Certificates of deposit	398,396	430,387	239,217	263,897	280,758
Total deposits	$1,917,215	$1,895,211	$1,434,201	$1,406,200	$1,395,096

Borrowings and repurchase agreements	$24,536	$23,244	$14,581	$23,844	$24,399
Stockholder's equity	136,654	157,637	156,615	152,569	155,569

Finward Bancorp
Quarterly Financial Report

Consolidated Statements of Income	Three months ended,					Six months ended,
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Interest income:
Loans	$15,221	$13,286	$10,282	$10,270	$10,275	$28,507	$21,021
Securities & short-term investments	2,519	2,608	2,545	2,396	2,160	5,127	4,141
Total interest income	17,740	15,894	12,827	12,666	12,435	33,634	25,162
Interest expense:
Deposits	389	337	350	452	549	726	1,200
Borrowings	53	22	20	14	14	75	44
Total interest expense	442	359	370	466	563	801	1,244
Net interest income	17,298	15,535	12,457	12,200	11,872	32,833	23,918
Provision for loan losses	-	-	216	139	576	-	1,154
Net interest income after provision for loan losses	17,298	15,535	12,241	12,061	11,296	32,833	22,764
Noninterest income:
Fees and service charges	1,560	1,304	1,378	1,473	1,471	2,864	2,537
Wealth management operations	588	595	588	604	576	1,183	1,183
Gain on sale of loans held-for-sale, net	291	607	902	1,229	1,116	898	3,165
Gain on sale of securities, net	258	381	711	590	269	639	686
Increase in cash value of bank owned life insurance	193	252	178	180	188	445	357
Gain on sale of foreclosed real estate, net	-	-	20	-	36	-	27
Other	6	5	31	70	24	11	38
Total noninterest income	2,896	3,144	3,808	4,146	3,680	6,040	7,993
Noninterest expense:
Compensation and benefits	7,538	7,367	6,617	6,042	5,897	14,905	11,582
Data processing	1,729	1,500	1,119	1,076	597	4,300	1,125
Occupancy and equipment	1,246	3,054	1,461	1,380	1,324	3,229	2,696
Marketing	380	219	357	334	195	1,036	394
Federal deposit insurance premiums	385	651	241	236	204	599	384
Other	3,898	3,478	2,937	3,741	2,793	7,376	5,322
Total noninterest expense	15,176	16,269	12,732	12,401	11,010	31,445	21,503
Income before income taxes	5,018	2,410	3,317	3,806	3,966	7,428	9,254
Income tax expenses	587	275	6	268	395	862	1,140
Net income	$4,431	$2,135	$3,311	$3,538	$3,571	$6,566	$8,114

Finward Bancorp
Quarterly Financial Report

Asset Quality	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Nonaccruing loans	$8,813	$8,414	$7,056	$11,027	$12,025
Accruing loans delinquent more than 90 days	1,208	494	205	2,516	248
Securities in non-accrual	1,030	972	992	1,011	970
Foreclosed real estate	-	-	-	81	368
Total nonperforming assets	$11,051	$9,880	$8,253	$14,635	$13,611

Allowance for loan losses (ALL):
ALL specific allowances for impaired loans	$731	$716	$684	$1,904	$1,770
ALL general allowances for loan portfolio	12,675	12,671	12,659	11,870	11,869
Total ALL	$13,406	$13,387	$13,343	$13,774	$13,639

Troubled Debt Restructurings:
Nonaccruing troubled debt restructurings, non-compliant (1) (2)	$308	$300	$1,122	$1,126	$1,269
Nonaccruing troubled debt restructurings, compliant (2)	657	265	306	102	-
Accruing troubled debt restructurings	1,484	1,379	1,421	1,427	1,182
Total troubled debt restructurings	$2,449	$1,944	$2,849	$2,655	$2,451

(1) "non-compliant" refers to not being within the guidelines of the restructuring agreement
(2) included in nonaccruing loan balances presented above

	(Unaudited)
	June 30,	Required
	2022	To Be Well
	Actual Ratio	Capitalized
Capital Adequacy Bank
Common equity tier 1 capital to risk-weighted assets	10.5%	6.5%
Tier 1 capital to risk-weighted assets	10.5%	8.0%
Total capital to risk-weighted assets	11.4%	10.0%
Tier 1 capital to adjusted average assets	7.8%	5.0%

Table 1 - Reconciliation of the Non-GAAP Performance Measures

	(Dollars in thousands)	Three Months Ended					Six Months Ended
	(unaudited)	June 30, 2022	March 31, 2022	December 31, 2021	September 31, 2021	June 30, 2021	June 30, 2022	June 30, 2021
	Calculation of core net income
	Net income	$4,431	$2,135	$3,311	$3,538	$3,571	$6,566	$8,114
	Realized loss/(gain) on securities	(258)	(381)	(771)	(590)	(269)	(639)	(686)
	Merger related expenses	-	2,852	-	-	-	2,852	-
	CD premium amortization	(175)	(129)	-	-	-	(304)	-
	Core deposit amortization	410	347	249	249	249	757	497
	Purchase discount amortization	(613)	(234)	(144)	(271)	(300)	(847)	(626)
	Related tax benefit/(cost)	134	(516)	127	129	67	(382)	171
(A)	Core net income	$3,929	$4,074	$2,772	$3,055	$3,318	$8,003	$7,470

	Calculation of core diluted earnings per share
(A)	Core net income	$3,929	$4,074	$2,832	$3,055	$3,318	$8,003	$7,470
	Diluted average common shares outstanding	4,295,742	4,020,815	3,479,988	3,479,139	3,478,392	4,159,038	3,475,017
	Core diluted earnings per share	$0.91	$1.01	$0.81	$0.88	$0.95	$1.92	$2.15

	Calculation of core return on average assets
(A)	Core net income	$3,929	$4,074	$2,832	$3,055	$3,318	$8,003	$7,470
	Average total assets	2,085,039	1,955,347	1,601,040	1,631,654	1,594,610	2,020,616	1,565,325
	Core return on average assets	0.75%	0.83%	0.71%	0.75%	0.83%	0.79%	0.95%

	Calculation of core pre-provision net revenue
	Net interest income	$17,298	$15,535	$12,457	$12,200	$11,872	$32,833	$23,918
	Non-interest income	2,896	3,144	3,808	4,146	3,680	6,040	7,993
	Non-interest expense	(15,176)	(16,269)	(12,732)	(12,401)	(11,010)	(31,445)	(21,503)
	Pre-provision net revenue	5,018	2,410	3,533	3,945	4,542	7,428	10,408
	Realized loss/(gain) on securities	(258)	(381)	(711)	(590)	(269)	(639)	(686)
	Core deposit amortization	410	347	249	249	249	757	497
	Purchase discount amortization	(613)	(234)	(144)	(271)	(300)	(847)	(626)
(B)	Core pre-provision net revenue	$4,557	$2,142	$2,927	$3,333	$4,222	$6,699	$9,593

	Calculation of core pre-provision net revenue to average assets
(B)	Core pre-provision net revenue	$4,557	$2,142	$2,927	$3,333	$4,222	$6,699	$9,593
	Average total assets	2,085,039	1,955,347	1,601,040	1,631,654	1,594,610	2,020,616	1,565,325
	Core pre-provision net revenue to average assets	0.87%	0.44%	0.73%	0.82%	1.06%	0.66%	1.23%

	Calculation of tangible assets (excluding PPP)
	Total assets	$2,101,485	$2,097,845	$1,620,743	$1,609,924	$1,603,513	$2,101,485	$1,603,513
	Goodwill	(22,615)	(22,774)	(11,109)	(11,109)	(11,109)	(22,615)	(11,109)
	Other Intangibles	(5,588)	(5,998)	(3,126)	(3,374)	(3,622)	(5,588)	(3,622)
	Paycheck Protection Plan ("PPP") loans	(570)	(9,983)	(22,072)	(32,892)	(50,304)	(570)	(50,304)
(C)	Tangible assets (excluding PPP)	$2,072,712	$2,059,090	$1,584,436	$1,562,549	$1,538,478	$2,072,712	$1,538,478

	Calculation of tangible common equity
	Total stockholder's equity	$136,654	$157,637	$156,615	$152,569	$155,569	$136,654	$155,569
	Goodwill	(22,615)	(22,774)	(11,109)	(11,109)	(11,109)	(22,615)	(11,109)
	Other intangibles	(5,588)	(5,998)	(3,126)	(3,374)	(3,622)	(5,588)	(3,622)
(D)	Tangible common equity	$108,451	$128,865	$142,380	$138,086	$140,838	$108,451	$140,838

	Calculation of tangible common equity adjusted for accumulated other comprehensive loss (income)
(D)	Tangible common equity	$108,451	$128,865	$142,380	$138,086	$140,838	$108,451	$140,838
	Accumulated other comprehensive loss (income)	57,781	33,462	(4,276)	(2,608)	(8,209)	57,781	(8,209)
(I)	Tangible common equity adjusted for accumulated other comprehensive loss (income)	$166,232	$162,327	$138,104	$135,478	$132,629	$166,232	$132,629

	Calculation of tangible book value per diluted share
(D)	Tangible common equity	$108,451	$128,865	$142,380	$138,086	$140,838	$108,451	$140,838
	Shares outstanding	4,296,949	4,294,136	3,480,701	3,479,139	3,479,139	4,296,949	3,479,139
	Tangible book value per diluted share	$25.24	$30.01	$40.91	$39.69	$40.48	$25.24	$40.48

	Calculation of tangible book value per diluted share adjusted for accumulated other comprehensive loss (income)
(I)	Tangible common equity adjusted for accumulated other comprehensive loss (income)	$166,232	$162,327	$138,104	$135,478	$132,629	$166,232	$132,629
	Diluted average common shares outstanding	4,296,949	4,294,136	3,480,701	3,479,139	3,479,139	4,296,949	3,479,139
	Tangible book value per diluted share adjusted for accumulated other comprehensive loss (income)	$38.69	$37.80	$39.68	$38.94	$38.12	$38.69	$38.12

	Calculation of tangible common equity to tangible assets (excluding PPP)
(D)	Tangible common equity	$108,451	$128,865	$142,380	$138,086	$140,838	$108,451	$140,838
(C)	Tangible assets (excluding PPP)	2,072,712	2,059,090	1,584,436	1,562,549	1,538,478	2,072,712	1,538,478
	Tangible common equity to tangible assets	5.23%	6.26%	8.99%	8.84%	9.15%	5.23%	9.15%
	Calculation of tangible common equity to tangible assets (excluding PPP)
(I)	Tangible common equity adjusted for accumulated other comprehensive losses (income)	$166,232	$162,327	$138,104	$135,478	$132,629	$166,232	$132,629
(C)	Tangible assets (excluding PPP)	2,072,712	2,059,090	1,584,436	1,562,549	1,538,478	2,072,712	1,538,478
	Tangible common equity adjusted for accumulated other comprehensive loss (income) to tangible assets	8.02%	7.88%	8.72%	8.67%	8.62%	8.02%	8.62%

	Calculation of average tangible common equity
	Average stockholder's common equity	$142,415	$170,374	$159,010	$159,010	$155,850	$155,945	$154,024
	Average goodwill	(22,543)	(21,251)	(11,109)	(11,109)	(11,109)	(21,691)	(11,109)
	Average other intangibles	(5,850)	(5,174)	(3,270)	(3,523)	(3,770)	(5,514)	(3,893)
(E)	Average tangible stockholders' common equity	$114,022	$143,949	$144,631	$144,378	$140,971	$128,740	$139,022

	Calculation of core return on average common equity
(A)	Core net income	$3,929	$4,074	$2,832	$3,055	$3,318	$8,003	$7,470
(E)	Average tangible common equity	114,022	143,949	144,631	144,378	140,971	128,740	139,022
	Core return on average common equity	13.78%	11.32%	7.83%	8.46%	9.42%	12.43%	10.75%

	Calculation of core yield on loans
	Interest income on loans	$15,221	$13,286	$10,282	$10,270	$10,275	$28,507	$21,021
	Loan accretion income	(613)	(234)	(144)	(271)	(300)	(847)	(626)
	Adjusted interest income on loans	14,608	13,052	10,138	9,999	9,975	27,660	20,395
	Average loan balances	1,457,625	1,274,407	960,606	960,274	976,520	1,366,900	976,059
	Core yield on loans	4.01%	4.10%	4.22%	4.17%	4.09%	4.05%	4.18%

	Calculation of adjusted allowance for loan loss to total loans
	Allowance for loan losses	$(13,406)	$(13,387)	$(13,343)	$(13,774)	$(13,639)	$(13,406)	$(13,639)
	Additional reserves not part of the allowance for loan loss	(7,908)	(8,749)	(2,428)	(2,572)	(3,420)	(7,908)	(3,420)
(F)	Adjusted allowance for loan loss	(21,314)	(22,136)	(15,771)	(16,346)	(17,059)	(21,314)	(17,059)
	Total loans	1,474,381	1,439,728	966,720	956,352	969,491	1,474,381	969,491
	Adjusted allowance for loan loss to total loans	1.45%	1.54%	1.63%	1.71%	1.76%	1.45%	1.76%

	Calculation of adjusted allowance for loan loss to nonperforming loans
(F)	Adjusted allowance for loan loss	$(21,314)	$(22,136)	$(15,771)	$(16,346)	$(17,059)	$(21,314)	$(17,059)
	Nonperforming loans	10,021	8,908	7,261	13,543	12,273	10,021	12,273
	Adjusted allowance for loan loss to nonperforming loans (coverage ratios)	212.69%	248.50%	217.20%	120.70%	139.00%	212.69%	139.00%

Table 1 - Reconciliation of the Non-GAAP Performance Measures

	(Dollars in thousands)	Three Months Ended					Six Months Ended
	(unaudited)	June 30, 2022	March 31, 2022	December 31, 2021	September 31, 2021	June 30, 2021	June 30, 2022	June 30, 2021
	Calculation of adjusted allowance for loan loss to total loans excluding PPP
(F)	Adjusted allowance for loan loss	$(21,314)	$(22,136)	$(15,771)	$(16,346)	$(17,059)	$(21,314)	$(17,059)
	Total loans	1,474,381	1,439,728	966,720	956,352	969,491	1,474,381	969,491
	PPP loans	(570)	(9,983)	(22,072)	(32,892)	(50,304)	(570)	(50,304)
	Total loans excluding PPP	1,473,811	1,429,745	944,648	923,460	919,187	1,473,811	919,187
	Adjusted allowance for loan loss to total loans excluding PPP	1.45%	1.55%	1.67%	1.77%	1.86%	1.45%	1.86%

	Calculation of core revenue
	Net interest income	$17,298	$15,535	$12,457	$12,200	$11,872	$32,833	$23,918
	Non-interest income	2,896	3,144	3,808	4,146	3,680	6,040	7,993
	CD premium amortization	(175)	(129)	-	-	-	(304)	-
	Purchase discount amortization	(613)	(234)	(144)	(271)	(300)	(847)	(626)
	Realized loss/(gain) on securities	(258)	(381)	(711)	(590)	(269)	(639)	(686)
(G)	Core revenue	$19,148	$17,935	$15,410	$15,485	$14,983	$37,083	$30,599

	Calculation of core non-interest expense
	Non-interest expense	$15,176	$16,269	$12,732	$12,401	$11,010	$31,445	$21,503
	Merger related expenses	0	(2,852)	-	-	-	(2,852)	-
	Core deposit amortization	(410)	(347)	(249)	(249)	(249)	(757)	(497)
(H)	Core non-interest expense	$14,766	$13,070	$12,483	$12,152	$10,761	$27,836	$21,006

	Calculation of core efficiency ratio
(H)	Core non-interest expense	$14,766	$13,070	$12,483	$12,152	$10,761	$27,836	$21,006
(G)	Core revenue	19,148	17,935	15,410	15,485	14,983	37,083	30,599
	Core efficiency ratio	77.12%	72.87%	81.01%	78.48%	71.82%	75.06%	68.65%

	Calculation of non-interest expense to total average assets
	Non-interest expense	$15,176	$16,269	$12,732	$12,401	$11,010	$31,445	$21,503
	Average total assets	2,085,039	1,955,347	1,601,040	1,631,654	1,594,610	2,020,616	1,565,325
	Non-interest expense to total average assets	2.91%	3.33%	3.18%	3.04%	2.76%	3.11%	2.75%

	Calculation of core non-interest expense to total average assets
(H)	Core non-interest expense	$14,766	$13,070	$12,483	$12,152	$10,761	$27,836	$21,006
	Average total assets	2,085,039	1,955,347	1,601,040	1,631,654	1,594,610	2,020,616	1,565,325
	Core non-interest expense to total average assets	2.83%	2.67%	3.12%	2.98%	2.70%	2.76%	2.68%

	Calculation of tax adjusted net interest margin
	Net interest income	$17,298	$15,535	$12,457	$12,200	$11,872	$32,833	$23,918
	Tax adjusted interest on securities and loans	930	966	959	851	745	1,896	1,422
	Adjusted net interest income	18,228	16,501	13,416	13,051	12,617	34,729	25,340
	Total average earning assets	1,927,664	1,820,588	1,500,183	1,506,674	1,473,625	1,874,835	1,445,263
	Tax adjusted net interest margin	3.78%	3.63%	3.58%	3.46%	3.42%	3.70%	3.51%

	Efficiency Ratio
	Total non-interest expense	$15,176	$16,269	$12,732	$12,401	$11,010	$31,445	$21,503
	Total revenue	20,194	18,679	16,265	16,346	15,552	38,873	31,911
	Efficiency ratio	75.15%	87.10%	78.28%	75.87%	70.79%	80.89%	67.38%